Exhibit 99.2


PETROSEARCH ENERGY ANNOUNCES SIGNIFICANT ACQUISITION
Wednesday November 2, 8:56 am ET

HOUSTON, Nov. 2 /PRNewswire - FirstCall/ -- PETROSEARCH ENERGY CORPORATION (OTC Pink Sheets: PTSG - News) announced today an agreement to purchase a 100%
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working interest in 1780 acres of leases in the Quinduno Field located in
Roberts County, Texas in the Anadarko Basin from Quinduno Energy, L.L.C. Closing is scheduled for November 15, 2005.

The independent engineering firm of Ryder Scott Company has estimated the property's proved reserves to be 2.59 million barrels of oil (MMbo) and 1.4 billion cubic feet (Bcf) of natural gas. In accordance with SEC guidelines, using flat prices as of September 30, 2005 of $66.23 per barrel of oil and $14.32 per Mcf gas (after adjustment), estimated Future Net Revenues (FNR) after capital expenditures for development from proved reserves is $101.7 million and the FNR discounted at 10% or Present Value (PV-10) is $45.5 million. These proved reserves will be extracted using conventional waterflood technology. Ryder Scott has estimated additional probable and possible reserves could be recovered in part as a result of deeper penetration of the target waterflood formation, the Lower Albany Dolomite. Using the same pricing as used for the proved reserve estimate, probable undeveloped reserves are estimated to be 4.35 MMbo and 2.2 Bcf of gas with FNR of $222.4 million and a PV-10 of $68.0 million. Similarly, possible undeveloped reserves are estimated to be 3.99 MMbo and 2.0 Bcf of gas with FNR of $184.7 million and a PV-10 of $65.0 million. Petrosearch intends to initiate the waterflood project within the next 6 months. Exploration potential above and below the Lower Albany Dolomite has been identified and will be tested in due course.

     Pricing sensitivity is as follows:

                        PV-10  ($  million)
                     Proved  Probable  Possible
     SEC Prices        45.5      68.0      65.0
     Nymex Strip*      33.2      60.6      57.6
     Flat Pricing**    23.2      42.9      41.8

     *    as of 11/1/2005 adjusted for local conditions
     ** $45 per barrel of oil, $6.50 per Mcf of gas adjusted for local conditions

The agreement provides for the payment of the purchase price of cash and unregistered common shares to be paid out in phases as the water flood program progresses. Should the project not proceed past the first phase, Petrosearch's maximum obligation would be $750,000 in addition to 1 million unregistered common shares plus the cost of capital expenditures for the first phase estimated at $2.9 million. Assuming the entire project is completed, the total consideration paid to the seller will be $2,000,000 cash and the issuance of 3,000,000 unregistered common shares. Upon completion of the entire project, the seller will back in for a 10% working interest after Petrosearch has been repaid all capital expenditure costs plus $9.5 million ($2,000,000 cash purchase price plus issuance of 3,000,000 unregistered common shares).

Based upon the (i) outstanding common shares and dilutive warrants as of September 30, 2005 and (ii) assumed payment of $2,000,000 in cash and issuance of 3,000,000 shares relative to this transaction, the increase in estimated SEC PV-10 for proved reserves from this acquisition is $1.37 per share.

Richard Dole, Chairman and CEO of Petrosearch stated, "This acquisition marks yet another important step forward for our program of building both existing fundamental net asset value for our shareholders as well as securing an imbedded portfolio of potentially high yield opportunities for growth through the drill bit, as we continue to access our pipeline of opportunity flow. This transaction and its design continue to validate our business model of creatively placing our project partners at risk alongside our existing shareholders, in this case by a staging of compensation, the use of our stock at its underlying net asset value and a back end participation for the partner."

Mark Harrington, President and CEO of privately held Quinduno Energy stated, "In our efforts to seek the highest and best form to maximize our value on this important resource base, we were singularly impressed by Petrosearch. A highly competent management team, a well thought out execution model, an extraordinarily impressive portfolio of existing projects, and a prudent capital structure to create earning momentum for all shareholders, made this alternative a standout for our group. We look forward to seeing Petrosearch build fundamental value for ourselves and all the existing shareholders through rapidly and cost efficiently developing our property and through continued execution of their unique business model."

About Petrosearch Energy Corporation

Petrosearch Energy Corporation, a Nevada corporation with executive offices in Houston, Texas, was created by a team of seasoned and successful oil and gas professionals for the purpose of finding and developing oil and gas reserves across the United States, Petrosearch is currently active in Texas, Oklahoma, North Dakota, Louisiana and Mississippi. For more information about Petrosearch, please visit http://www.Petrosearch.com .
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Forward-Looking  Statements

Statements contained herein and the information incorporated by reference herein may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Forward-looking statements can be identified by the use of forward-looking terminology such as, but not limited to, "may," "will," "expect," "anticipate," "estimate," "would be," "believe," or "continue" or the negative or other variations of comparable terminology. We intend such forward-looking statements to be covered by the safe harbor provisions applicable to forward-looking statements contained in Section 21E of the Exchange Act. Such statements (none of which is intended as a guarantee of performance) are subject to certain assumptions, risks and uncertainties, which could cause our actual future results, achievements or transactions to differ materially from those projected or anticipated. Such risks and uncertainties are set forth herein.

Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demands and acceptance, changes in technology, economic conditions, the impact of competition and pricing, and government regulation and approvals. Petrosearch cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those Petrosearch expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as our ability to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business.

Our expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance, however, that our expectations, beliefs or projections will result, be achieved, or be accomplished. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no duty to update these forward-looking statements.

Cautionary Note to U.S. Investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms herein, such as "probable", "possible", "recoverable", "risked" among others, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Readers are urged to carefully review and consider the various disclosures made by use which attempt to advise interested parties of the additional factors which may affect our business

     Contact:

     Greg Noble
     Vice President, Equity Markets
     Telephone: 713-961-9337
     E-mail: greg.noble@Petrosearch.com
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